As filed with the Securities and Exchange Commission on December 1, 2010

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________

EZCHIP SEMICONDUCTOR LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Hatamar Street
PO Box 527
Yokneam 20692, Israel
(Address of Principal Executive Offices) (Zip Code)

2007 U.S. EQUITY INCENTIVE PLAN
 (Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
P.O. Box 885
Newark, Delaware 19715
(Name and address of agent for service)

Tel.  (302) 738-6680
(Telephone number, including area code, of agent for service)

Copies to:

Tuvia J. Geffen, Adv. Naschitz, Brandes & Co. 5 Tuval Street Tel-Aviv 67897, Israel Tel: 972 3-623-5000 Fax: 972 3-623-5005	Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐      Accelerated filer ☒      Non-accelerated filer ☐      Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Ordinary Shares, par value NIS 0.02 per share	493,200 (3)	$24.73 (4)	$12,196,836	$869.64
Ordinary Shares, par value NIS 0.02 per share	6,800 (5)	$24.73 (4)	$168,164	$11.99
Total	500,000	N/A	$12,365,000	$881.63

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant's ordinary shares, par value NIS 0.02 per share (the "Ordinary Shares") that may be offered or issued pursuant to the Registrant's 2007 U.S. Equity Incentive Plan (the "2007 Incentive Plan") by reason of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by .0000713.

(3)	Issuable under options and restricted stock units ("RSUs") that may be granted in the future under the Registrant's 2007 Incentive Plan.

(4)
Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based on the average of the daily high and low sale prices ($24.45 and $25.00) of the Ordinary Shares, as quoted on the NASDAQ Global Market on November 26, 2010.

(5)	Issuable under RSUs previously granted under the Registrant's 2007 Incentive Plan.

(6)
Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the respective option grant.

___________________________

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 500,000 Ordinary Shares for issuance under the Registrant's 2007 U.S. Equity Incentive Plan.

In accordance with General Instruction E of Form S-8, the following documents previously filed by the  Registrant with the Securities and Exchange Commission  (the “Commission”) are hereby incorporated by reference and made part of this Registration Statement:

•	Registration Statement No. 333-148933 on Form S-8 as filed on January 30, 2008, as amended on September 5, 2008.

Item 8.  Exhibits.

4.1           Memorandum of Association of the Registrant (1)

4.2	Amended and Restated Articles of Association of the Registrant (2)

4.3	Certificate of Name Change of the Registrant (translated from Hebrew) (3)

4.4           2007 U.S. Equity Incentive Plan (4)

5              Opinion of Naschitz, Brandes & Co., Advocates

23.1         Consent of Naschitz, Brandes & Co., Advocates (contained in Exhibit 5)

23.2         Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

24            Power of Attorney (included as part of this Registration Statement)

________________________________________

(1)	Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, registration number 33-52676, filed with the Commission, and incorporated herein by reference.
(2)	Filed as Exhibit 1.2 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2007, and incorporated herein by reference.
(3)	Filed as Exhibit 1.3 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2008, filed with the Commission on March 30, 2009, and incorporated herein by reference.
(4)	Filed on the Registrant's Report of Foreign Private Issuer on Form 6-K for the month of December 2007, submitted to the Commission on December 3, 2007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yokneam, Israel on December 10, 2010.

EZCHIP SEMICONDUCTOR LTD.

By:           /s/Eli Fruchter
Name:           Eli Fruchter
Title:	Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eli Fruchter and Dror Israel and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of EZchip Semiconductor Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 1, 2010, by the following persons in the capacities indicated.

Signature	Title
/s/Benny Hanigal Benny Hanigal	Chairman of the Board of Directors
/s/Eli Fruchter Eli Fruchter	Principal Executive Officer and Director
/s/Dror Israel Dror Israel	Chief Accounting and Financial Officer
/s/Ran Giladi Prof. Ran Giladi	Director
/s/Karen Sarid Karen Sarid	Director
/s/Shai Saul Shai Saul	Director
/s/David Schlachet David Schlachet	Director
Puglisi & Associates By: /s/Gregory F. Lavelle Name: Gregory F. Lavelle Title: Managing Director	Authorized Representative in the United States